EXHIBIT 10.40

PROMISSORY NOTE

$1,740,786.72
May 9, 2013
Miami, Florida

WHEREAS, CLSS Holdings, LLC (“CLSS”), a limited liability company owned by Craig Sizer, a former member of the Board and Chief Executive Officer of Sanomedics International Holdings, Inc., a Delaware corporation (the “Company”), is the holder of the following notes made by the Company in the aggregage amount of $1,341,655.72 ($1,102,787 principal and $238,868.72 accured interest) (collectively, the “Convertible Notes”): (i) Secured Convertible Promissory Note dated September 30, 2010 in the amount of $181,000 (note accrues interest at 9% per annum, due and payable on October 1, 2013); (ii) Secured Convertible Promissory Note dated March 12, 2011 in the amount of $367,000 (note accrues interest at 9% per annum, due and payable on October 1, 2013); (iii) Secured Convertible Promissory Note dated September 30, 2011 in the amount of $220,000 (note accrues interest at 9% per annum, due and payable on September 30, 2013); and (iv) Secured Convertible Promissory Note dated March 12, 2011 in the amount of $334,787 (note accrues interest at 9% per annum, due and payable on October 1, 2013);

WHEREAS, CLSS has advanced an additional $399,131 to the Company (the “Advances”); and

WHEREAS, the Company and CLSS wish to terminate each of the Convertible Notes and issue a replacement convertible note that includes the obligations currently represented by the Convertible Note together with the Advances pursuant to the terms as set forth in this note.

FOR VALUE RECEIVED, the undersigned, Sanomedics International Holdings, Inc., a Delaware corporation ("Maker" or the “Company”), hereby promises to pay to the order of CLSS Holdings LLC, which is wholly owned by a former director and officer of Maker ("Holder") the principal sum of One Million Seven Hundred Forty Thousand Seven Hundred Eighty Six and 72/100 Dollars ($1,740,786.72)(the “Principal Amount”), on or by March 30, 2015 (the "Maturity Date"), plus accrued and unpaid interest as set forth below.

1.    Principal and interest shall be payable in lawful money of the United States of America in immediately available funds, without any deduction, setoff or counterclaim, at the address of Holder specified herein.

2.   This Note shall bear interest on the unpaid principal amount hereof commencing on the date hereof at a rate of 9% per annum. Upon the occurrence and during the continuance of an Event of Default, interest shall accrue on the unpaid principal amount of this Note, from the date of such default until the earlier of the date the principal sum is paid in full or, if applicable, the date such default is cured, at the rate of 15% per annum (but not higher than the applicable maximum rate provided by law). Accrued interest on the outstanding principal amount of this Note shall be payable on the Maturity Date, unless accelerated as a result of the occurrence of an Event of Default as set forth below. The principal amount of this Note may not be prepaid without the prior written consent of the Holder which may be withheld for any reason.

3.   This Note and any ancillary documents entered into in connection therewith, each as amended, extended or modified from time to time, are referred to collectively herein as the "Transaction Documents".

4.    (a)  Prepayment Conversion. Notwithstanding anything contained in this Note to the contrary, Holder of this Note is entitled, at his option, at any time after the issuance of this Note, to convert all or any lesser portion of the Principal Amount and accrued but unpaid interest into common stock of the Maker (“Common Stock”) at a conversion price for each share of Common Stock equal to at a price (the “Conversion Price”) which is equal to the lesser of: (i) the Variable Conversion Price (as defined herein); and (ii) the Fixed Conversion Price (as defined herein) (subject, in each case, to equitable adjustments for stock splits, stock dividends or rights offerings by the Maker relating to the Maker’s securities or the securities of any subsidiary of the Maker, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The “Variable Conversion Price” shall mean the Applicable Percentage (as defined herein) multiplied by the Market Price (as defined herein). “Market Price” means the average of the lowest three (3) Trading Prices (as defined below) for the Common Stock during the ten (10) Trading Day period ending one Trading Day prior to the date the Conversion Notice is sent by the Holder to the Maker via facsimile (the “Conversion Date”). “Trading Price” means, for any security as of any date, the closing bid price on the Over-the-Counter Bulletin Board, or applicable trading market (the “OTCBB”) as reported by a reliable reporting service (“Reporting Service”) mutually acceptable to Maker and Holder, or, if the OTCBB is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Maker and the holders of a majority in interest of the Notes being converted for which the calculation of the Trading Price is required in order to determine the Conversion Price of such Notes. “Trading Day” shall mean any day on which the Common Stock is traded for any period on the OTCBB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded. “Applicable Percentage” shall mean 50%. “Fixed Conversion Price” shall mean $0.50. (The Common stock into which the Note is converted shall be referred to in this agreement as “Conversion Shares”),

(b) The Company will not issue fractional shares or scrip representing fractions of shares of Common Stock on conversion, but the Company will round the number of shares of Common Stock issuable up to the nearest whole share. The date on which a Notice of Conversion is given shall be deemed to be the date on which the Holder notifies the Company of its intention to so convert by delivery, by facsimile transmission or otherwise, of a copy of the Notice of Conversion. Notice of Conversion may be sent by facsimile to the Company, Attn: Keith Houlihan, Fax.: 305-433-5129. Upon receipt of the Notice of Conversion, the Company shall immediately cause the issuance of the shares of common stock subject to the notice. The Holder will deliver this Note, together with original executed copy of the Notice of Conversion, to the Company within three (3) business days following the Conversion Date. At the Maturity Date, the Company will pay any unconverted Outstanding Principal Amount and accrued Interest thereon, at the option of the Holder, in either (a) cash or (b) Common Stock valued at a price equal to the Conversion Price determined as if the Note was converted in accordance with its terms into Common Stock on the Maturity Date.

(c) Adjustment Due to Dilutive Issuance. If, at any time when the Note is issued and outstanding, the Company issues or sells, or in accordance with this Section 4(c) hereof is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the Conversion Price in effect on the date of such issuance (or deemed issuance) of such shares of Common Stock (a “Dilutive Issuance”), then immediately upon the Dilutive Issuance, the Conversion Price will be reduced to the amount of the consideration per share received by the Company in such Dilutive Issuance.

The Company shall be deemed to have issued or sold shares of Common Stock if the Company in any manner issues or grants any warrants, rights or options (not including employee stock option plans), whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities convertible into or exchangeable for Common Stock (“Convertible Securities”) (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as “Options”) and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Conversion Price then in effect, then the Conversion Price shall be equal to such price per share. For purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon the exercise of such Options” is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

Additionally, the Company shall be deemed to have issued or sold shares of Common Stock if the Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options), and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Conversion Price then in effect, then the Conversion Price shall be equal to such price per share. For the purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon such conversion or exchange” is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

(d) As additional consideration for the termination of the Convertible Notes and the issuance of this Note, at the earlier of: (i) the full conversion of this Note pursuant to Section 4(a) hereof; (ii) the Maturity Date; or (iii) the occurance of an Event of Default (defined herein), the Maker shall issue to the Holder 5,000,000 shares of common stock of the Maker.

5.    The unpaid principal amount of this Note, the accrued interest thereon and all other obligations of Maker hereunder (collectively, the "Obligations"), at the option of Holder, shall become immediately due and payable upon the occurrence of any of the following events of default ("Events of Default"):

(a) Maker shall fail to pay: (i) any principal or accrued interest under this Note within ten (10) days after the Maturity Date; or (ii) any of the other monetary Obligations to be paid by it under this Note within ten (10) days of the due date for payment of same.

(b) Maker shall default in the observance or performance of any material agreements, covenants or conditions contained in: (i) this Note, the Transaction Documents or in any other document or instrument referred to herein or therein (except the failure to pay monetary Obligations); or (ii) any agreement by and between the Maker and the Holder; and fail to cure such default within ten (10) business days of the date Maker obtains notice thereof whether from Holder or otherwise.

(c) Any present or future representation or warranty made by or on behalf of Maker whether contained herein or in any of the other document shall be false or incorrect in any material respect when such representation or warranty is made.

(d) The occurrence of any of the following with respect to Maker: dissolution; termination of existence; insolvency; business cessation; calling of a meeting of creditors; appointment of a receiver for any property; assignment for the benefit of creditors or admit in writing its inability to pay its debts as they become due; voluntary commencement of any proceeding under any bankruptcy or insolvency law; commencement of any involuntary proceeding under any bankruptcy or insolvency law and if any such involuntary proceeding is not dismissed within 45 days or the relief requested is granted; entry of a court order which enjoins or restrains the conduct of business in the ordinary course.

6.    Maker shall reimburse Holder for all costs and expenses incurred by Holder and shall pay the reasonable fees, disbursements and out of pocket expenses of counsel to Holder in connection with the enforcement of Holder's rights hereunder. Maker shall also pay any and all taxes (other than taxes on or measured by net income of the holder of this Note) recording fees, filing charges, search fees or similar items incurred or payable in connection with the execution and delivery of this Note.

7.    Maker waives demand, presentment, protest and notice of any kind and consents to the release, surrender or substitution of any and all security or guarantees for the Obligations evidenced hereby or other indulgence with respect to this Note, all without notice.

8.    Maker shall indemnify, defend and save Holder harmless from and against any and all claims, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees, disbursements and out of pocket expenses) of any nature whatsoever which may be asserted against or incurred by Holder arising out of or in any manner occasioned by or any failure by Maker to perform any of its Obligations hereunder.

9.    Maker agrees to do such further acts and to execute and deliver to Holder such additional agreements, instruments and documents as Holder may reasonably require or deem advisable to effectuate the purposes of this Note, or to confirm to Holder its rights, powers and remedies under this Note.

10.   (a) Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered or transmitted personally by messenger, by recognized overnight courier, telecopied or mailed (by registered or certified mail, postage prepaid) as follows:

(i)  If to Maker, one copy to:

Sanomedics International Holdings, Inc.
444 Brickell Avenue, Suite 415
Miami, Florida 33131

(ii)  If to the Holder:

CLSS Holdings LLC
c/o Craig Seizer/Sanomedics International Holdings, Inc.
444 Brickell Avenue, Suite 415
Miami, Florida 33131

(b) Each such notice or other communication shall be effective: (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in Section 10(a) (with confirmation of transmission received by the sender); or (ii) if given by any other means, when received at the address specified in Section 10(a). Any party by notice given in accordance with this Section 10 to the other party may designate another address (or telecopier number) or person for receipt of notices hereunder.

11.   This Note contain the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto including the Convertible Notes which upon the execution and delivery of this Note shall be terminated and of no further force or effect.

12.   This Note may be amended, superseded, cancelled, renewed or extended only by a written instrument signed by Holder and Maker. Any provisions hereof may be waived by a party but any such waiver must be in writing signed by such party and any such waiver shall be effective only in the specific instance and for the specific purpose for which given. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

13.   This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to agreements made and to be performed entirely within such State, without regard to the conflict of laws rules thereof.

14.   Maker irrevocably: (a) agrees that any suit, action or other legal proceeding arising out of this Agreement may be brought in the courts of the State of Florida or the courts of the United States located in Dade County, Florida; (b) consents to the jurisdiction of each court in any such suit, action or proceeding; (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts; (d) waives the right to assert any counterclaim in any such suit, action and proceeding; and (e) waives the right to a trial by jury in any such suit, action or other legal proceeding.

15.   This Note and all of its provisions, rights and Obligations shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives. Nothing herein express or implied is intended or shall be construed to confer upon or to give anyone other than the parties hereto and their respective heirs, legal representatives and successors any rights or benefits under or by reason of this Agreement and no other party shall have any right to enforce any of the provisions of this Agreement. This note may be transferred or assigned by the Holder, in full or in part.

16.   If any provision of this Note for any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Note, but this Note shall be construed as if such illegal, invalid or unenforceable provision had never been included herein.

IN WITNESS WHEREOF, the undersigned has executed this Convertible Promissory Note as of the date first written above.

ATTEST:
MAKER:
Sanomedics International Holdings, Inc.,

/s/ David C. Langle	By:	/s/ Keith Houlihan
	Name:	Keith Houlihan
	Title:	President and by resolution of the members of the Board of Directors)

Exhibit A
Conversion Notice
NOTICE OF CONVERSION

The undersigned hereby elects to convert $____________ principal amount of the Note (defined below) into that number of shares of Common Stock to be issued pursuant to the conversion of the Note (“Common Stock”) as set forth below, of Sanomedics International Holdings, Inc., a Delaware corporation (the “Borrower”) according to the conditions of the convertible note of the Borrower dated as of May 8, 2013 (the “Note”), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

☐
The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime Broker:
Account Number:

☐
The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Date of Conversion:
Applicable Conversion Price:
Number of Shares of Common Stock to be Issued Pursuant to
Conversion of the Notes:
Amount of Principal Balance Due on Note being Converted:

BY_____________________________
Name:

Date: _________
Address: